                                                                     EXHIBIT 25

                                Securities Act of 1933 File Number  __________
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2) / /
                               __________________
                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                                   13-4994650
                    (I.R.S. Employer Identification Number)
                      270 PARK AVENUE, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10017
                                   (Zip Code)
                                _______________

                         HOUSEHOLD FINANCE CORPORATION
              (Exact  name of obligor as specified in its charter)


              DELAWARE                         36-1239445
              (State or other jurisdiction of  (I.R.S. Employer
              incorporation or organization)   Identification No.)



                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS  60070
                                 (847) 564-5000
              (Address, including zip code, and telephone number,
         including area code of obligor's principal executive offices)
                       _________________________________
                                DEBT SECURITIES
                           (Title of the securities)
________________________________________________________________________

                                    GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:


         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     8.  Not applicable.

     9.  Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 21st day of October, 1996.

                          THE CHASE MANHATTAN BANK


                          By   /s/ Charles J. Heinzelmann
                               --------------------------
                               Charles J. Heinzelmann
                               Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                   at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                             DOLLAR AMOUNTS
                      ASSETS                                                                  IN MILLIONS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin .........................................................................  $  4,167
   Interest-bearing balances .................................................................     5,094
Securities:
Held to maturity securities ..................................................................     3,367
Available for sale securities ................................................................    27,786
Federal Funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold ........................................................................     7,204
   Securities purchased under agreements to resell ...........................................       136
Loans and lease financing receivables:
   Loans and leases, net of unearned income........................................    $67,215
   Less: Allowance for loan and lease losses.......................................      1,768
   Less: Allocated transfer risk reserve...........................................         75
                                                                                       -------
   Loans and leases, net of unearned income,
   allowance, and reserve ....................................................................    65,372
Trading Assets ...............................................................................    28,610
Premises and fixed assets (including capitalized
   leases) ...................................................................................     1,326
Other real estate owned ......................................................................        26
Investments in unconsolidated subsidiaries and
   associated companies ......................................................................        68
Customer's liability to this bank on acceptances
   outstanding ...............................................................................       995
Intangible assets ............................................................................       309
Other assets .................................................................................     6,993
                                                                                                --------
TOTAL ASSETS .................................................................................  $151,453
                                                                                                ========

                                  LIABILITIES


Deposits
   In domestic offices .......................................................      $ 46,917
   Noninterest-bearing ................................                 16,711
   Interest-bearing    ................................                 30,206
                                                                       -------
   In foreign offices, Edge and Agreement subsidiaries,
   and IBF's .................................................................        31,577
   Noninterest-bearing .................................                 2,197
   Interest-bearing    .................................                29,380
                                                                       -------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
   of its Edge and Agreement subsidiaries, and in IBF's
   Federal funds purchased ...................................................        12,155
   Securities sold under agreements to repurchase ............................         8,536
Demand notes issued to the U.S. Treasury .....................................         1,000
Trading liabilities ..........................................................        20,914
Other Borrowed money:
   With a remaining maturity of one year or less .............................        10,018
   With a remaining maturity of more than one year ...........................           192
Mortgage indebtedness and obligations under capitalized
   leases ....................................................................            12
Bank's liability on acceptances executed and outstanding .....................         1,001
Subordinated notes and debentures ............................................         3,411
Other liabilities ............................................................         8,091

TOTAL LIABILITIES ............................................................       143,824
                                                                                     -------

                                 EQUITY CAPITAL

         Common stock ........................................................           620
         Surplus .............................................................         4,664
         Undivided profits and capital reserves ..............................         2,970
         Net unrealized holding gains (Losses)
         on available-for-sale securities ....................................          (633)
         Cumulative foreign currency translation adjustments .................             8

         TOTAL EQUITY CAPITAL ................................................         7,629
                                                                                    --------

         TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
            STOCK AND EQUITY CAPITAL ..........................................     $151,453
                                                                                    ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                        WALTER V. SHIPLEY            )
                                        EDWARD D. MILLER             )DIRECTORS
                                        THOMAS G. LABRECQUE          )






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